NORTHWESTERN MUTUAL SERIES FUND, INC.

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

February 6, 2013

Mason Street Advisors, LLC

720 East Wisconsin Avenue

Milwaukee, WI 53202

Re:	Agreement to Waive Mason Street Advisors, LLC Investment Advisory Fees Relating to Certain Portfolios of Northwestern Mutual Series Fund, Inc.

Gentlemen:

This letter constitutes an agreement between Mason Street Advisors, LLC (“MSA”) and Northwestern Mutual Series Fund, Inc. (“NMSF”) regarding the investment advisory fee for each of the NMSF portfolios set forth below (each, a “Portfolio”). MSA agrees to waive, through April 30, 2014 (unless renewed by the parties hereto), its investment advisory fee applicable to each Portfolio such that the investment advisory fee is as follows:

Growth Stock Portfolio

Assets	Fee
Up to $50 million	0.60%
$50 million - $100 million	0.50%
$100 million- $500 million	0.40%
Excess over $500 million	0.35%

Focused Appreciation Portfolio

Assets	Fee
Up to $100 million	0.75%
$100 million - $300 million	0.70%
$300 million - $500 million	0.65%
Excess over $500 million	0.60%

Large Cap Core Stock Portfolio

Assets	Fee
Up to $50 million	0.60%
$50 million - $100 million	0.50%
$100 million- $500 million	0.40%
Excess over $500 million	0.35%

Mid Cap Growth Stock Portfolio

Assets	Fee
Up to $50 million	0.80%
$50 million - $100 million	0.65%
$100 million- $500 million	0.50%
Excess over $500 million	0.45%

Index 400 Stock Portfolio

Assets	Fee
Up to $500 million	0.25%
Excess over $500 million	0.20%

Mid Cap Value Portfolio

Assets	Fee
Up to $150 million	0.85%
$150 million - $300 million	0.80%
Excess over $300 million	0.75%

Small Cap Growth Stock Portfolio

Assets	Fee
Up to $50 million	0.80%
$50 million - $100 million	0.65%
$100 million- $500 million	0.50%
Excess over $500 million	0.45%

Small Cap Value Portfolio

Assets	Fee
Up to $500 million	0.85%
Excess over $500 million	0.80%

International Equity Portfolio

Assets	Fee
Up to $50 million	0.80%
$50 million - $1 billion	0.60%
$1 billion - $1.5 billion	0.58%
Excess over $1.5 billion	0.51%

Short-Term Bond Portfolio

Assets	Fee
Up to $100 million	0.35%
$100 million- $250 million	0.33%
$250 million- $500 million	0.30%
Excess over $500 million	0.28%

High Yield Bond Portfolio

Assets	Fee
Up to $50 million	0.60%
$50 million - $100 million	0.50%
$100 million - $1.0 billion	0.40%
Excess over $1.0 billion	0.35%

Asset Allocation Portfolio

Assets	Fee
Up to $100 million	0.55%
$100 million - $250 million	0.45%
Excess over $250 million	0.35%

With respect to the Balanced Portfolio and the Asset Allocation Portfolio (each, an “Allocation Portfolio”), MSA has agreed to waive through April 30, 2014 (unless renewed by the parties hereto), its investment advisory fee applicable to each such Allocation Portfolio such that the investment advisory fee on any assets invested by an Allocation Portfolio in an Underlying Portfolio, as defined hereinafter, is 0.05% of the Allocation Portfolio’s average net assets. For purposes of this letter, the term “Underlying Portfolio” shall mean and include the NMSF International Growth Portfolio, International Equity Portfolio, Emerging Markets Equity Portfolio and Research International Core Portfolio.

This letter supersedes all prior agreements between the parties relating to the same matters.

Very truly yours,

NORTHWESTERN MUTUAL SERIES FUND, INC.

By:	/s/ KATE M. FLEMING
Name:	Kate M. Fleming
Title:	President

Agreed to and accepted:

MASON STREET ADVISORS, LLC

By:	/s/ JEFFERSON V. DEANGELIS
Name:	Jefferson V. DeAngelis
Title:	President